SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
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☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Rule 14a-12

MEDIACOM COMMUNICATIONS CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Copies of all communications to:
Robert L. Winikoff, Esq.
Sonnenschein Nath & Rosenthal LLP
1221 Avenue of the Americas
New York, New York 10020
(212) 768-6700

NOTICE OF THE 2007 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL 1 — ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS
EQUITY COMPENSATION PLAN INFORMATION
SUMMARY COMPENSATION TABLE(1)
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
ANNUAL REPORT
OTHER MATTERS
2008 STOCKHOLDER PROPOSALS

MEDIACOM COMMUNICATIONS CORPORATION
100 Crystal Run Road
Middletown, New York 10941

NOTICE OF THE 2007 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Mediacom Communications Corporation:

The 2007 Annual Meeting of Stockholders of Mediacom Communications Corporation will be held at Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, 25th Floor, New York, New York, at 2:00 p.m., local time, on Tuesday, June 12, 2007, for the following purposes:

1. To elect seven directors to serve for a term of one year;

2. To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2007; and

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The record date for determining stockholders entitled to vote at the Annual Meeting is the close of business on April 18, 2007. The accompanying Proxy Statement contains additional information regarding the matters to be acted on at the Annual Meeting.

By Order of the Board of Directors,

Joseph E. Young
Secretary

Middletown, New York
May 11, 2007

Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and promptly return it in the enclosed, self-addressed envelope. No additional postage is required if mailed within the United States. Any stockholder may revoke his or her proxy at any time before this meeting by giving notice in writing to our Secretary, by granting a proxy bearing a later date or by voting in person at the meeting.

MEDIACOM COMMUNICATIONS CORPORATION
100 Crystal Run Road
Middletown, New York 10941

PROXY STATEMENT FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 12, 2007

This Proxy Statement is being sent to you in connection with the solicitation of proxies by the Board of Directors of Mediacom Communications Corporation for the 2007 Annual Meeting of Stockholders to be held at Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, 25th Floor, New York, New York, at 2:00 p.m., local time, on Tuesday, June 12, 2007. We invite you to attend in person.

Voting Information

Record date

The record date for the Annual Meeting is April 18, 2007. You may vote all shares of our common stock that you owned as of the close of business on that date. On April 18, 2007, there were 82,945,304 shares of Class A common stock and 27,061,237 shares of Class B common stock outstanding. Each share of Class A common stock is entitled to one vote on each matter to be voted on at the Annual Meeting and each share of Class B common stock is entitled to ten votes. We are mailing this Proxy Statement and the accompanying form of proxy to stockholders on or about May 11, 2007.

How to vote

As described below, you may submit your proxy or voting instructions by mail, telephone or the Internet, even if you plan to attend the meeting.

By mail.  If you hold your shares through a securities broker (that is, in street name), please complete and mail the voting instruction card forwarded to you by your broker. If you hold your shares in your name as a holder of record, you can vote your shares by proxy by completing, signing and dating the proxy card and returning it in the enclosed postage-paid envelope. A properly completed and returned proxy card will be voted in accordance with your instructions, unless you subsequently revoke your instructions.

By telephone or by Internet.  If you hold your shares in street name, your broker can advise whether you will be able to submit voting instructions by telephone or by the Internet.

At the Annual Meeting.  Submitting your proxy by mail, telephone or Internet does not limit your right to vote in person at the Annual Meeting if you later decide to do so. If you hold your shares in street name and want to vote in person at the Annual Meeting, you must obtain a proxy from your broker and bring it to the meeting.

Revoking your proxy

You can revoke your proxy at any time before your shares are voted at the meeting by: (i) sending a written notice to Joseph E. Young, Secretary, Mediacom Communications Corporation, 100 Crystal Run Road, Middletown, New York 10941; (ii) submitting a later proxy; or (iii) voting in person at the Annual Meeting. Merely attending the Annual Meeting will not revoke your proxy.

Returning your proxy without indicating your vote

If you return a signed proxy card without indicating your vote and do not revoke your proxy, your shares will be voted as follows: (i) FOR the election of the nominees for director named below; (ii) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2007; and (iii) in accordance with the judgment of the person voting the proxy on any other matter properly brought before the meeting or any adjournment or postponement thereof.

Withholding your vote, voting to “abstain” and “broker nonvotes”

In the election of directors, you can withhold your vote for any of the nominees. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. With regard to the other proposals, you can vote to “abstain.” If you vote to “abstain,” your shares will be counted as present at the meeting for purposes of that proposal and your vote will have the effect of a vote against the proposal. “Broker nonvotes” are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted. Broker nonvotes will not be counted for purposes of determining whether a proposal has been approved.

Votes required to hold the Annual Meeting

We need a majority of the voting power of our Class A common stock and Class B common stock outstanding on April 18, 2007 present, in person or by proxy, to hold the Annual Meeting.

Votes required to elect directors and to adopt other proposals

Directors will be elected by a plurality of votes cast at the Annual Meeting. The affirmative vote of a majority of the voting power of our Class A common stock and Class B common stock, voting together as one class, that are present in person or by proxy at the Annual Meeting is required for ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2007.

As of the record date, Rocco B. Commisso beneficially owned approximately 77.5% of the voting power of our Class A common stock and Class B common stock, voting together as one class. See “Security Ownership of Management and Directors.” Accordingly, the affirmative vote of Mr. Commisso alone is sufficient to adopt each of the proposals to be submitted to the stockholders at the Annual Meeting. Mr. Commisso has advised us that he will vote all of his shares in favor of the proposals set forth in the notice attached to this Proxy Statement.

Other matters to be decided at the Annual Meeting

If any matters were to properly come before the Annual Meeting that are not specifically set forth on your proxy and in this Proxy Statement, the persons appointed to vote the proxies would vote on such matters in accordance with their best judgment.

Postponement or adjournment of the Annual Meeting

If the Annual Meeting were to be postponed or adjourned, your proxy would still be valid and might be voted at the postponed or adjourned meeting. You would still be able to revoke your proxy until it was voted.

Cost of Proxy Solicitation

We will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of your proxy. Our directors, officers and employees, who will receive no additional compensation for soliciting, may solicit your proxy by telephone or other means.

PROPOSAL 1 — ELECTION OF DIRECTORS

Seven directors will be elected at the Annual Meeting. Each director will serve until the next annual meeting of stockholders and until their successors have been elected and qualified. At the meeting, the persons named in the enclosed form of proxy will vote the shares covered thereby for the election of the nominees named below to our Board of Directors unless instructed to the contrary.

Each nominee is currently a director of our company. Rocco B. Commisso and Mark E. Stephan have been directors of Mediacom Communications Corporation since it was formed in November 1999 and were members of the executive committee of Mediacom LLC until the initial public offering of Mediacom Communications in February 2000. Immediately prior to the initial public offering, Mediacom Communications issued its common stock in exchange for all outstanding membership interests in Mediacom LLC. Accordingly, references to “we,” “our,” “us” and “predecessor” in the biographies that follow and elsewhere in this proxy statement for the periods prior to the initial public offering mean Mediacom LLC. Craig S. Mitchell, William S. Morris III, Thomas V. Reifenheiser, Natale S. Ricciardi and Robert L. Winikoff became our directors upon the completion of the initial public offering in February 2000.

Name of Nominee	Age	Principal Occupation and Business Experience

Rocco B. Commisso	57	Mr. Commisso has 29 years of experience with the cable television industry and has served as our Chairman and Chief Executive Officer since founding our predecessor company in July 1995. From 1986 to 1995, he served as Executive Vice President, Chief Financial Officer and a director of Cablevision Industries Corporation. Prior to that time, Mr. Commisso served as Senior Vice President of Royal Bank of Canada’s affiliate in the United States from 1981, where he founded and directed a specialized lending group to media and communications companies. Mr. Commisso began his association with the cable industry in 1978 at The Chase Manhattan Bank, where he managed the bank’s lending activities to communications firms including the cable industry. He serves on the board of directors and executive committees of the National Cable Television Association and Cable Television Laboratories, Inc., and on the board of directors of C-SPAN and the National Italian American Foundation. Mr. Commisso holds a Bachelor of Science in Industrial Engineering and a Master of Business Administration from Columbia University.
Craig S. Mitchell	48	Mr. Mitchell has held various management positions with Morris Communications Company, LLC for more than the past six years. He currently serves as its Senior Vice President of Finance, Treasurer and Secretary and is also a member of its board of directors.
William S. Morris III	72	Mr. Morris has served as the Chairman and Chief Executive Officer of Morris Communications for more than the past six years. He was the Chairman of the board of directors of the Newspapers Association of America for 1999-2000.
Thomas V. Reifenheiser	71	Mr. Reifenheiser served for more than six years as a Managing Director and Group Executive of the Global Media and Telecom Group of Chase Securities Inc. until his retirement in September 2000. He joined Chase in 1963 and had been the Global Media and Telecom Group Executive since 1977. He also had been a member of the Management Committee of The Chase Manhattan Bank. Mr. Reifenheiser is a member of the board of directors of Cablevision Systems Corporation and Lamar Advertising Company.

Name of Nominee	Age	Principal Occupation and Business Experience

Natale S. Ricciardi	58	Mr. Ricciardi has held various management positions with Pfizer Inc. for more than the past six years. Mr. Ricciardi joined Pfizer in 1972 and currently serves as its President, Global Manufacturing, with responsibility for all of Pfizer’s manufacturing facilities.
Mark E. Stephan	50	Mr. Stephan has 20 years of experience with the cable television industry and has served as our Executive Vice President and Chief Financial Officer since July 2005. Prior to that, he was Executive Vice President, Chief Financial Officer and Treasurer since November 2003 and our Senior Vice President, Chief Financial Officer and Treasurer since the commencement of our operations in March 1996. Before joining us, Mr. Stephan served as Vice President, Finance for Cablevision Industries from July 1993. Prior to that time, Mr. Stephan served as Manager of the telecommunications and media lending group of Royal Bank of Canada.
Robert L. Winikoff	60	Mr. Winikoff has been a partner of the law firm of Sonnenschein Nath & Rosenthal LLP since August 2000. Prior thereto, he was a partner of the law firm of Cooperman Levitt Winikoff Lester & Newman, P.C. for more than five years. Sonnenschein Nath & Rosenthal LLP currently serves as our outside general counsel, and prior to such representation, Cooperman Levitt Winikoff Lester & Newman, P.C. served as our outside general counsel from 1995.

Morris Communications held membership interests in Mediacom LLC immediately prior to the initial public offering of our Class A common stock. These membership interests were exchanged for shares of our Class A common stock at the time of the initial public offering in February 2000. A letter, dated November 4, 1999, from Mediacom LLC to Morris Communications refers to an “understanding” regarding various matters concerning the formation of Mediacom Communications Corporation and its initial public offering, which was referred to as “the IPO entity” in the letter. That letter includes a paragraph that states that Morris Communications “shall have the right to designate (i) two seats on the IPO entity’s board of directors so long as it has at least 20% ownership interest in the IPO entity and (ii) one seat on the IPO entity’s board of directors so long as it has at least 10% ownership interest in the IPO entity.” At the time of the initial public offering, Morris Communications designated Messrs. Morris and Mitchell as its Board designees under the letter agreement. Messrs. Morris and Mitchell are being nominated for re-election to our Board at the Annual Meeting without reference to the designation right, if any, under the letter agreement.

Committees of the Board of Directors

Our Board of Directors has an Audit Committee and a Compensation Committee. We are a “Controlled Company” (as defined in Rule 4350(c)(5) of The Nasdaq Stock Market) because Rocco B. Commisso holds approximately 77.5% of our voting power. As a “Controlled Company,” we are exempt from having an independent board of directors, an independent compensation committee and an independent nominating committee. Although we have an independent board of directors and an independent compensation committee, our Board has determined not to establish a nominating committee; nominees for election as directors are selected by our Board of Directors.

Our Audit Committee consists of three directors, Thomas V. Reifenheiser (Chairman), Craig S. Mitchell and Natale S. Ricciardi. Our Board of Directors has determined that each member of our Audit Committee meets the Nasdaq Marketplace Rule definition of “independent” for audit committee purposes. Our Board of Directors has also determined that Thomas V. Reifenheiser meets the SEC definition of an “audit committee financial expert.” Information regarding our Audit Committee and its functions and responsibilities is included in this Proxy Statement under the caption “Report of the Audit Committee” below.

Our Compensation Committee consists of three directors, Natale S. Ricciardi (Chairman), William S. Morris III and Thomas V. Reifenheiser. Our Board of Directors has determined that each member of our Compensation Committee meets the Nasdaq Marketplace definition of “independent” for compensation committee purposes. Each of the members of our Compensation Committee is an “outside director” under Section 162(m) of the Internal Revenue Code and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934. Our Compensation Committee is responsible for approving the compensation for our chief executive officer and, based on recommendations made by our chief executive officer, approving the compensation of other executive officers. We do not have a Compensation Committee charter. Our Compensation Committee also administers our 2003 Incentive Plan and 2001 Employee Stock Purchase Plan.

Each committee has the power to engage independent legal, financial or other advisors, as it may deem necessary, without consulting or obtaining the approval of our Board of Directors or any officer of our Company.

Meetings of the Board of Directors and Committees

During 2006, there were six meetings of our Board of Directors, six meetings of our Audit Committee and three meetings of our Compensation Committee. Of the aggregate number of Board meetings and committee meetings on which each individual director was a member during 2006, five directors attended 100% of such meetings, one director attended 83% and the remaining director, 78%.

Director Independence

Our Board of Directors has determined that each of our non-employee directors (Messrs. Morris, Mitchell, Reifenheiser, Ricciardi and Winikoff), who collectively constitute a majority of our Board, meets the general independence criteria set forth in the Nasdaq Marketplace rules. In addition, as further required by the Nasdaq rules, our Board has made a subjective determination as to each of the foregoing individuals that no relationships exist that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In the case of Mr. Winikoff and the relationship between our company and Sonnenschein Nath & Rosenthal LLP (of which Mr. Winikoff is a partner) described below under “Certain Relationships and Related Transactions,” our Audit Committee determined that our relationship with Sonnenschein Nath & Rosenthal LLP did not cause Mr. Winikoff to fail to meet the general independence criteria set forth in the Nasdaq Marketplace rules.

Director Nominations and Qualifications

As noted above, our Board of Directors has no nominating committee. Our Board has determined that given its relatively small size, and because there have historically been no vacancies on our Board, the function of a nominating committee could be performed by our Board as a whole without unduly burdening the duties and responsibilities of our Board members. Our Board does not currently have a charter or written policy with regard to the nominating process. The nominations of the directors standing for election at the 2007 Annual Meeting were unanimously approved by our Board of Directors.

At this time, we do not have a formal policy with regard to the consideration of any director nominees recommended by our stockholders because historically we have not received nominations from our stockholders and the costs of establishing and maintaining procedures for the consideration of stockholder nominations would be unduly burdensome. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees recommended by Board members, management or other parties are evaluated. Any stockholder nominations proposed for consideration should include the nominee’s name and qualifications for Board membership and should be addressed to: Mark E. Stephan, Executive Vice President and Chief Financial Officer, Mediacom Communications Corporation, 100 Crystal Run Road, Middletown, NY 10941. We do not intend to treat stockholder recommendations in any manner different from other recommendations.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, in making its nominations, our Board of Directors considers, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting us, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

Executive Sessions of Independent Directors

The independent members of our Board of Directors meet in executive session, without any employee directors or other members of management in attendance, each time the full Board convenes for a regularly scheduled meeting, and, if the Board convenes a special meeting, the independent directors may meet in executive session if the circumstances warrant.

Code of Ethics

Our Audit Committee has adopted a Code of Ethics applicable to our principal executive officer, principal financial officer and principal accounting officer. We have made the Code of Ethics available on our website at www.mediacomcc.com under the heading “Governance-Corporate Governance Documents” found under “About Us-Investor Relations.”

Stockholder Communication with Board Members

We maintain corporate contact information, both telephone and electronic mail, for use by stockholders on our website (www.mediacomcc.com) under the heading “Investor Relations.” By following the “Investor Relations” link, a stockholder will be given access to our telephone number and mailing address as well as a link for providing email correspondence to Investor Relations. Communications sent to Investor Relations and specifically marked as a communication for our Board will be forwarded to our Board or specific members of our Board as directed in the stockholder communication. In addition, communications received via telephone for our Board are forwarded to our Board by one of our officers.

Board Member Attendance at Annual Meetings

Our Board of Directors does not have a formal policy regarding attendance of directors at our annual stockholder meetings. All of our directors attended our 2006 annual meeting of stockholders.

The Board of Directors recommends a vote FOR the election of each of the director nominees named herein.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table sets forth certain information regarding the ownership of our common stock as of April 18, 2007 by:

•	each director;

•	each named executive officer in the summary compensation table in this proxy statement; and

•	all directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Unless otherwise indicated below, each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Holders of Class A common stock are entitled to one vote per share, while holders of Class B common stock are entitled to ten votes per share. Holders of both classes of common stock will vote together as a single class on all matters presented for a vote, except as otherwise required by law. Percentage of beneficial ownership of Class A common stock is based on 82,945,304 shares of Class A common stock outstanding and percentage of beneficial ownership of Class B common stock is based on 27,061,237 shares of Class B common stock outstanding. Unless otherwise indicated, the address of each beneficial owner of more than 5% of Class A or Class B common stock is Mediacom Communications Corporation, 100 Crystal Run Road, Middletown, New York 10941. Except as noted, no shares of common stock held by our directors or executive officers have been pledged.

	Class A Common Stock					Class B Common Stock				Percent of
					Percent of				Percent of	Vote as a
Name of Beneficial Owner	Stock		Options(5)		Class	Stock		Options(5)	Class	Single Class

Directors
Rocco B. Commisso	16,485	(1)	337,982	(6)	*	27,061,237	(7)	1,398,892	100.0%	77.5%
Mark E. Stephan	2,010		97,486		*	262,222	(8)	—	*	*
William S. Morris III	28,317,174	(2)	48,000		34.2%	—		—	—	8.0%
Craig S. Mitchell	28,407,174	(3)	58,000		34.3%	—		—	—	8.0%
Thomas V. Reifenheiser	17,500		48,000		*	—		—	—	*
Natale S. Ricciardi	17,500		48,000		*	—		—	—	*
Robert L. Winikoff	33,700		58,000		*	—		—	—	*
Named Executive Officers(9)
John G. Pascarelli	5,921		127,095		*	—		—	—	*
Italia Commisso Weinand	205,330	(4)	88,890		*	—		—	—	*
Joseph E. Young	1,489		93,500		*	—		—	—	*
All Executive Officers and Directors as a Group (13 persons)	28,740,901		1,251,020		35.6%	27,061,237		1,398,892	100.0%	85.3%

*	Represents beneficial ownership of less than 1%.

(1)	Represents 484 shares held by Mr. Commisso’s wife. Mr. Commisso disclaims beneficial ownership of these shares.

(2)	Includes 28,309,674 shares held by Shivers Investments, a subsidiary of Morris Communications. All of the shares held by Shivers Investment have been pledged. Mr. Morris and his spouse control Morris Communications. The address of Mr. Morris is c/o Morris Communications, 725 Broad Street, Augusta, Georgia 30901.

(3)	Includes 28,309,674 shares held by Shivers Investments. All of the shares held by Shivers Investment have been pledged. Mr. Mitchell is Senior Vice President of Finance, Treasurer and Secretary of Shivers Investments. Mr. Mitchell disclaims any beneficial ownership of the shares held by Shivers Investments. Includes 89,000 shares held by Mr. Mitchell which have been pledged. The address of Mr. Mitchell is c/o Morris Communications, 725 Broad Street, Augusta, Georgia 30901.

(4)	Includes 185,000 shares held by Ms. Commisso Weinand which have been pledged.

(5)	Represent options that are currently exercisable or will be exercisable within 60 days of the record date, April 18, 2007.

(6)	Includes 51,500 shares issuable upon exercise of options held by Mr. Commisso’s wife. Mr. Commisso disclaims beneficial ownership of these shares.

(7)	Includes 271,515 shares owned of record by other stockholders, for which Mr. Commisso holds an irrevocable proxy, representing all remaining shares of Class B common stock outstanding. Includes 3,000,000 shares held by Mr. Commisso which have been pledged.

(8)	Such beneficial owner has granted Mr. Commisso an irrevocable proxy with respect to such shares.

(9)	Excluding Rocco B. Commisso, our Chairman and Chief Executive Officer, and Mark E. Stephan, our Executive Vice President and Chief Financial Officer, who are named above.

Securities Owned by Certain Beneficial Owners

The following table reports beneficial ownership of our common stock of the only persons known by us to beneficially own more than 5% of our common stock (other than Rocco B. Commisso) based on statements on Schedule 13G filed by these holders with the Securities and Exchange Commission.

	Number of
	Shares of Class A	Percent of	Percent of Vote
Name of Beneficial Owner	Common Stock	Class	as a Single Class

Shivers Investments, LLC(1)	28,309,674	34.1%	8.0%
Neuberger Berman Inc.(2)	11,292,514	13.6%	3.2%
Barclays Global Investors, NA(3)	4,310,015	5.2%	1.2%

(1)	Based on information contained in a Schedule 13G jointly filed by Morris Communications Company, LLC, Shivers Investments, LLC, a subsidiary of Morris Communications Company, LLC, and William S. Morris III on February 13, 2007. The address of Shivers Investments is 725 Broad Street, Augusta, Georgia 30901.

(2)	Based on information contained in a Schedule 13G jointly filed by Neuberger Berman, Inc. and Neuberger Berman, LLC on February 13, 2007, Neuberger Berman, Inc. and Neuberger Berman, LLC have (i) sole power to vote, or direct the vote, of 7,361,820 shares of our Class A common stock and (ii) shared power to dispose, or direct the disposition, of 11,292,514 shares of our Class A common stock. The address of Neuberger Berman, Inc. and Neuberger Berman, LLC is 605 Third Avenue, New York, New York 10158.

(3)	Based on information contained in a Schedule 13G jointly filed by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited and Barclays Global Investors Japan Limited on January 23, 2007, Barclays Global Investors, NA has (i) sole power to vote, or direct the vote, of 3,207,454 shares of our Class A common stock and (ii) sole power to dispose, or direct the disposition, of 3,455,603 shares of our Class A common stock and Barclays Global Fund Advisors has sole power to vote, or direct the vote, and sole power to dispose, or direct the disposition of 854,412 shares of our Class A common stock. The address of Barclays Global Investors, NA and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, California 94105.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2006 about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity plans.

					Number of Shares of
					Common Stock Remaining
	Number of Shares of				Available for Future Issuance
	Common Stock to be		Weighted-Average		Under Equity Compensation
	Issued Upon Exercise of		Exercise Price of		Plans (Excluding Common
	Outstanding Options,		Outstanding Options,		Stock Reflected in
Plan Category	Warrants and Rights		Warrants and Rights		First Numerical Column)

Equity compensation plans approved by security holders:
2001 Employee Stock Purchase Plan	—		n/a		1,116,807
2003 Incentive Plan	6,574,970	(1)	$13.55	(3)	14,408,330
Non-Employee Directors Equity Incentive Plan	200,000	(2)	$6.52	(3)	300,000
Equity compensation plans not approved by security holders	—		—		—

Total:	6,774,970				15,825,137

(1)	Represents (i) options to purchase 3,696,653 shares of Class A common stock, (ii) options to purchase 1,398,892 shares of Class B common stock, and (iii) 1,479,425 unvested restricted stock units of Class A common stock.

(2)	Represents (i) options to purchase 150,000 shares of Class A common stock and (ii) 50,000 unvested restricted stock units of Class A common stock.

(3)	Weighted-Average Exercise Price calculation does not include restricted stock units since they do not have an exercise price.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (CD&A)

Throughout this proxy statement, our Chief Executive Officer (the “CEO”), as well as the other individuals included in the Summary Compensation Table on page 16, are referred to as the “named executive officers”.

Overview of Our Compensation Program Philosophy and Process

To maximize shareholders’ returns, we believe we have to attract, motivate, and retain highly-skilled and effective executives who can achieve long-term success in an increasingly competitive business environment. The Company’s executive compensation program is based upon the following objectives:

•	reward executives for achieving our financial and operational goals;

•	align executive and shareholder interests through long-term, equity-based plans; and

•	provide a compensation package that recognizes individual contributions as well as our overall business results.

The Compensation Committee (the “Committee”) of the Board of Directors has primary responsibility for overseeing the design, development and implementation of the compensation program for the CEO and the other named executive officers. The Committee approves the nature and amount of compensation paid to them, and evaluates and approves annual performance-based goals related to compensation. Its members are “independent directors” (as defined under NASDAQ Stock Market rules) and “outside directors” (as defined in Section 162(m) of the Internal Revenue Code).

Compensation decisions are usually made during the first four months of the year. At the Committee meetings in 2007, the performance of the named executive officers in 2006 was evaluated and annual bonus and equity-based incentive awards were granted with respect to that performance. In determining the appropriate balance between annual bonuses and equity-based incentive awards, the Committee considers our historical compensation structures and the competitive market conditions we face to recruit and retain senior management. Also at these meetings, base salaries and target and maximum annual bonus and equity-based incentive awards, together with their respective financial and operational goals, are approved for the current fiscal year.

Compensation for each of the named executive officers other than the CEO is approved by the Committee in consultation with the CEO and is based on the CEO’s recommendations. These named executives do not play a role in their own compensation determination, other than discussing individual performance objectives with the CEO.

Subsequent to the approval of compensation for the other named executive officers, the Committee evaluates the performance of the CEO separately and determines CEO compensation in light of the goals and objectives of our compensation program. While neither we nor the Committee has any recent contractual arrangement with any compensation consultant who has a role in determining or recommending the amount or form of senior executive or director compensation, the Committee used compensation consultants for 2003 to advise and make recommendations regarding CEO compensation. Since that time, those consultant recommendations have formed a basis from which the Committee has made decisions regarding CEO compensation.

Elements Used to Achieve Compensation Objectives

Our executive compensation program is designed to provide a balanced mix of fixed compensation and at-risk compensation that is weighted towards variable compensation tied to the achievement of specific financial and operational goals. To that end, the principal components of our named executive officer compensation are:

•	base salary;

•	annual bonus awards tied to specific goals; and

•	equity-based incentive awards in the form of restricted stock units (RSUs) and stock options, also based on attainment of specific goals and designed to give the executive a continuing stake in our long-term success and to align the executive’s interests with those of shareholders.

Link Compensation to Performance

Our strategy to link compensation to performance is carried out by largely quantitative performance criteria, allowing us to align compensation to shareholder interests. Reflecting this strategy, the Committee tied annual bonus and equity-based incentive awards for 2006 to the following performance criteria: (i) target growth rates for revenues and adjusted OIBDA (defined below) equal to the midpoint of our initial external guidance for the year of 8.5% and 7.5%, respectively; (ii) a specified 2006 target for annual revenue generating unit (“RGU”) additions (the sum of basic subscribers and digital, data and phone customers) that was substantially higher than our record performance in 2005 and represented a difficult performance goal for us; and (iii) other specified 2006 operational goals, mainly in the areas of product extensions, network and infrastructure enhancements, and cost control initiatives, that were reasonably achievable. Maximum performance measures for 2006 were set by the Committee for revenues, adjusted OIBDA and RGU additions at levels meaningfully higher than target levels and represented stretch performance goals. Among these measures, the Committee placed a greater importance on adjusted OIBDA growth because it believes it is the most critical component in determining performance.

As noted below in the annual bonus and equity-based incentive sections, the Committee approved target and maximum compensation levels that correspond to target and maximum performance. Achievement of results greater than target goals for revenues, adjusted OIBDA and RGUs generates a pro rated calculation for annual bonuses and equity-incentive compensation, based on the range of target and maximum compensation. With respect to the CEO’s 2006 compensation, the Committee has more heavily weighted his total compensation toward the performance-based components of annual bonus and equity incentive awards.

In evaluating our 2006 performance, the Committee determined that we met or exceeded most of the target financial and operational goals that were established for the year. Revenues and adjusted OIBDA exceeded targets but were less than maximum goals, and the operational goals were largely met, except for RGU additions, which fell short of the targeted level.

Definition of Adjusted OIBDA.  Adjusted OIBDA is defined as operating income before depreciation and amortization and non-cash, share-based compensation. It excludes the significant level of non-cash depreciation and amortization expense that results from the capital intensive nature of our business and intangible assets recognized in acquisitions we have made. Our Board and the Committee use this measure in evaluating our overall financial performance, and management uses it to evaluate our financial performance across our markets and to allocate resources and capital. We believe that adjusted OIBDA is also useful to investors because it provides them a measure that can be used to analyze value and compare companies in our industry, which may have different depreciation and amortization policies as well as different non-cash, share-based compensation programs.

Annual Cash Compensation

The Committee approved 2007 base salaries and 2006 annual bonus awards detailed below in the first quarter of 2007 based on the Committee’s consideration of our performance and overall compensation objectives outlined in this CD&A.

Base salary.  Base salaries provide an underlying level of compensation security to executives and allow us to attract competent executive talent and maintain a stable management team. Base salaries reflect the executive’s position and role, with some variation for individual factors such as experience and performance. Decisions regarding salary increases primarily take into account the executive’s current and past salary, the executive’s performance, any increase in the executive’s duties and responsibilities and the levels of achievement of our overall performance goals. Base salaries are reviewed approximately every 12 months; however, the Committee uses its discretion in determining if an increase in base salary is warranted in light of all circumstances.

Effective in January 2007, each of the following named executive officers received salary increases: Mr. Stephan, a $35,000, or 11.9%, increase to $330,000; Mr. Pascarelli, $35,000, or 12.3%, increase to $320,000; Ms. Commisso Weinand and Mr. Young, each a $15,000, or 6.5%, increase to $245,000. The Committee approved these increases to stay market competitive for highly-skilled executives. The CEO’s salary was unchanged from 2006 as the Committee determined that an increase in salary was unwarranted at this time.

Bonus.  Our cash bonus plan provides a variable element to annual cash compensation that is tied to the achievement of specified financial and operational results. This plan puts a significant amount of annual cash compensation at risk and provides our executives with a bonus opportunity that recognizes their senior level responsibilities and duties, and the competitive environment in which we must recruit and retain our senior management.

In determining Mr. Commisso’s annual bonus, the Committee evaluated our performance against the established goals and objectives for 2006 and Mr. Commisso’s individual performance, which includes his responsibilities as both our Chairman and CEO. In March 2006, the Committee had established his potential 2006 target and maximum bonus award of 75% and 150%, respectively (expressed as a percentage of base salary). Based on its evaluation, the Committee approved a 2006 bonus for Mr. Commisso of $892,500, or 105% of his base salary.

In April 2006, the Committee established the potential 2006 target and maximum bonus awards for our other named executive officers of 30% and 45%, respectively (expressed as a percentage of base salary). Based on its evaluation of our performance, the Committee approved the following 2006 bonus amounts (expressed as a percentage of base salary): Mr. Stephan, 41%; Mr. Pascarelli, 39%; and Ms. Commisso Weinand and Mr. Young, each at 35%. The annual cash bonuses awarded to the named executive officers for 2006 (and paid in March 2007) are shown in the Summary Compensation Table on page 16, under the column heading, “Non-Equity Incentive Plan Compensation”.

Equity-Based Incentive Compensation

The Committee approved the 2006 equity-based incentive awards detailed below in the first quarter of 2007 based on the Committee’s consideration of our performance and overall compensation objectives outlined in this CD&A.

Stock options and RSUs.  Our equity-based incentive compensation is designed to ensure that our named executive officers have a continuing stake in our long-term success and to align their interests with those of shareholders. By using a combination of stock options and RSUs that vest over time, we believe we can effectively balance our dual objectives of focusing the named executive officers on delivering long-term value to our shareowners, while rewarding executives for their performance.

RSUs in combination with stock options promote our goal of retention, as well as provide a direct alignment to our share price and our shareholders. Because each RSU is equal in value to a share of our Class A common stock, the units will always have value, subject to the satisfaction of vesting requirements. In this regard, RSUs serve both to reward and retain our executives. Stock options, on the other hand, act as a motivational tool because they only have value to the extent the price of our stock on the date of exercise exceeds the exercise price on grant date and are an effective compensation element only if the stock price grows over the term of the award. The Committee believes that the combination of RSU’s and stock options, together with their multi-year vesting requirements not only encourages executive retention, but also instills in them a longer-term perspective.

In March 2006, the Committee established Mr. Commisso’s potential 2006 target and maximum equity award of 185% and 270%, respectively (expressed as a percentage of base salary and using grant date fair value). Based on its evaluation, the Committee approved a 2006 equity award for Mr. Commisso in March 2007 representing 214% of his base salary.

In April 2006, the Committee established the potential 2006 target and maximum equity awards for our other named executive officers, as follows (expressed as a percentage of base salary and using grant date fair value): Messrs. Stephan and Pascarelli, 90% and 135%; and Ms. Commisso Weinand and Mr. Young, 70% and 105%, respectively. Based on its evaluation, the Committee approved 2006 equity awards for these executives in March 2007, as follows (expressed as a percentage of base salary and using grant date fair value): Mr. Stephan, 93%; Mr. Pascarelli, 97%; and Ms. Commisso Weinand and Mr. Young, each at 87%.

The following table details the grant date fair value of the stock option and RSU awards granted to our named executive officers in March 2007 in respect of the 2006 fiscal year, and those granted in March 2006 in respect of the 2005 fiscal year:

	Equity-Based Incentive Compensation
Name of Executive	For Fiscal 2006(1)	For Fiscal 2005(2)

Rocco B. Commisso	$1,816,860	$837,363
Mark E. Stephan	275,600	151,507
John G. Pascarelli	275,600	151,507
Italia Commisso Weinand	199,320	106,665
Joseph E. Young	199,320	106,665

(1)	Represents grant date fair value of stock option and RSUs awards granted in March 2007 as follows: Mr. Commisso received 264,000 stock options and 111,000 RSUs; Messrs. Stephan and Pascarelli each received 40,000 stock options and 16,000 RSUs; and Ms. Commisso Weinand and Mr. Young each received 28,000 stock options and 12,000 RSUs.

(2)	Represents grant date fair value of stock option and RSUs awards granted in March 2006, which are shown in the Grants in 2006 of Plan-Based Awards Table on page 17.

The stock options granted in March 2007 become exercisable in three equal annual installments, in the case of Mr. Commisso, and in four equal annual installments, in the case of the other named executives, beginning one year after the grant date, and have a maximum ten-year term. Each RSU granted will vest and convert into one share of our common stock in three equal annual installments, in the case of Mr. Commisso, and in four equal annual installments, in the case of the other named executives, beginning one year after the grant date. In recognition of Mr. Commisso’s dual roles of Chairman and CEO, the Committee has traditionally approved a vesting schedule that is one-year shorter than the vesting schedules of our other named executive officers.

Refer to the Option Awards and RSU Awards sections under Potential Payments Upon Termination or Change of Control found below for vesting rights and forfeiture conditions with respect to the named executive officers’ stock options and RSUs.

Policies Regarding Hedging.  Our policy prohibits any named executive officer from buying or selling any company securities or options or derivatives with respect to company securities without obtaining prior approval from our General Counsel, Chief Financial Officer and, when appropriate, outside counsel. This assures that the executives will not trade in our securities at a time when in possession of inside information. We do not have a policy that specifically prohibits our named executive officers from hedging the economic risk of stock ownership in the company. However, federal securities laws prohibit our named executive officers from selling “short” our stock.

Retirement and Other Benefits

We have no retirement benefit program for the named executive officers except for our 401(k) program that is available to all of our employees. Our executives also may participate in health and welfare programs generally available to all of our employees, including medical and dental coverage, flexible spending accounts and other similar benefit programs.

Perquisites and Other Personal Benefits

The Company provides named executive officers with limited perquisites that the Committee believes are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

Mr. Commisso is entitled to an amount of up to $100,000 to cover his choice of perquisites and fringe benefits, which can include: (i) automobile allowance; (ii) country club or other membership allowance; (iii) personal estate, tax or financial planning allowance; (iii) company aircraft allowance; and (iv) any tax liability reimbursement that results from the use of the foregoing allowances. The named executive officers are provided the use of company automobiles, or are otherwise given equal value. These amounts are included in the Summary Compensation Table on page 16.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits deductions for certain executive compensation in excess of $1 million for the taxable year. Certain types of compensation in excess of $1 million are deductible only if they meet certain requirements. While the Committee will continue to give due consideration to the deductibility of compensation payments on future compensation arrangements with the company’s executive officers, the Committee will make its compensation decisions based upon an overall determination of what it believes to be in the best interests of the company and its stockholders, and deductibility will be only one among a number of factors used by the Committee in making its compensation decisions. Accordingly, the company may enter into compensation arrangements under which payments are not deductible under Section 162(m). A portion of Mr. Commisso’s compensation will be non-deductible under Section 162(m).

Report of the Compensation Committee

We, the members of the Compensation Committee of the Board of Directors, have reviewed and discussed with management the CD&A section. Based on this review and discussion, we have recommended to the Board of Directors that the CD&A be included in this proxy statement.

Members of the Compensation Committee

Natale S. Ricciardi (Chairman)
William S. Morris III
Thomas V. Reifenheiser

SUMMARY COMPENSATION TABLE(1)

					Non-Equity
			Stock	Option	Incentive Plan	All Other
Name and Principal Position	Year	Salary	Awards(2)	Awards(3)	Compensation(4)	Compensation(5)	Total

Rocco B. Commisso	2006	$850,000	$110,211	$1,045,159	$892,500	$74,866	$2,972,736
Chairman and Chief Executive Officer
Mark E. Stephan	2006	$295,000	$190,339	$104,725	$120,000	$17,500	$727,564
Executive Vice President and Chief Financial Officer
John G. Pascarelli	2006	$285,000	$190,339	$103,342	$110,000	$11,750	$700,431
Executive Vice President, Operations
Italia Commisso Weinand	2006	$230,000	$146,142	$76,760	$80,000	$13,929	$546,831
Senior Vice President, Programming and Human Resources
Joseph E. Young	2006	$230,000	$146,142	$127,367	$80,000	$8,750	$592,259
Senior Vice President, General Counsel and Secretary

(1)	No bonus awards were made except for bonus awards under Non-Equity Incentive Plan Compensation. We have no pension or deferred compensation plans other than our 401(k) plan.

(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of restricted stock units (“RSUs”) granted in 2006 as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The fair value of the RSUs was calculated using the closing price of our Class A common stock on the date of grant. For additional information, refer to note 8 of our financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC. See the Grants of Plan-Based Awards Table below for information on stock awards made in 2006. Amounts in this column reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers.

(3)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted in 2006 as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2006 grants, refer to note 8 of our financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC. For information on the valuation assumptions with respect to grants made prior to 2006, refer to the note on Stockholders’ Equity of our financial statements in the Form 10-K for the respective fiscal year. See the Grants of Plan-Based Awards Table below for information on options granted in 2006. Amounts in this column reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers.

(4)	Amounts in this column represent annual performance-based bonuses earned in 2006 by the named executive officers under our 2006 cash bonus plan and paid in March 2007.

(5)	This column includes: (a) payments for company-leased automobiles or allowance for personal car use for the named executive officers other than the CEO (Mr. Stephan, $10,000; Mr. Pascarelli, $11,750; Ms. Commisso Weinand, $11,229; and Mr. Young, $8,750); (b) company matching contributions to the 401(k) plan (Mr. Stephan, $7,500; and Ms. Commisso Weinand, $2,700); and (c) perquisites and other payments for Mr. Commisso, comprising automobile allowance ($22,863); personal tax preparation allowance ($13,950); country club fees and dues allowance ($11,565); and a reimbursement covering the tax liability for such perquisites ($26,488). The amount shown in the “All Other Compensation” column is the portion incurred in 2006.

Grants in 2006 of Plan-Based Awards

The following table provides information about equity and non-equity awards granted to our named executive officers in 2006, as follows: (i) the grant date for equity awards; (ii) the estimated future payouts under non-equity incentive plan awards; (iii) all other stock awards, which comprise the number of RSUs; (iv) all other option awards, which comprise the number of shares underlying stock options; (v) the exercise price of the stock option awards, which reflects the closing price of our Class A common stock on the date of grant; and (vi) the grant date fair value of each equity award computed under SFAS 123R.

					All Other	All Other
					Stock	Option
					Awards:	Awards:		Grant Date
		Estimated Future Payouts			Number of	Number of	Exercise or	Fair Value
		Under Non-Equity Incentive Plan			Shares of	Securities	Base Price	of Stock
	Grant	Awards(1)			Stock or	Underlying	of Option	and Option
Name of Executive	Date	Threshold	Target	Maximum	Units(2)	Options(3)	Awards(4)	Awards(5)

Rocco B. Commisso	—	$—	$637,500	$1,275,000	—	—	$—	$—
	3/30/06	—	—	—	75,000	—	5.83	437,250
	3/30/06	—	—	—	—	145,000	5.83	400,113
Mark E. Stephan	—	$—	$88,500	$132,750	—	—	$—	$—
	3/01/06	—	—	—	12,000	—	5.66	67,920
	3/01/06	—	—	—	—	30,000	5.66	83,587
John G. Pascarelli	—	$—	$85,500	$128,250	—	—	$—	$—
	3/01/06	—	—	—	12,000	—	5.66	67,920
	3/01/06	—	—	—	—	30,000	5.66	83,587
Italia Commisso Weinand	—	$—	$69,000	$103,500	—	—	$—	$—
	3/01/06	—	—	—	9,000	—	5.66	50,940
	3/01/06	—	—	—	—	20,000	5.66	55,725
Joseph E. Young	—	$—	$69,000	$103,500	—	—	$—	$—
	3/01/06	—	—	—	9,000	—	5.66	50,940
	3/01/06	—	—	—	—	20,000	5.66	55,725

(1)	Represents estimated annual performance-based bonus awards for the named executive officers under our 2006 cash bonus plan. The actual amounts earned with respect to these bonuses for 2006 are included in the Summary Compensation Table for 2006 under the “Non-Equity Incentive Plan Compensation” column. Bonus amounts in 2006 were determined based on the achievement of specified financial and operational objectives as described in the CD&A. There is no specific threshold payout amounts specified in our non-equity incentive plan because each performance variable that factors into our compensation plan could contribute to the payout.

(2)	Represents a RSU that upon vesting converts into one share of our Class A common stock. Such grants to our named executive officers were made under our 2003 Incentive Plan. For Mr. Commisso, the RSUs subject to each award will vest in three equal installments, beginning on March 30, 2007. For the other named executives, the RSUs subject to each award will vest equally over a four year period, beginning on March 1, 2007.

(3)	Represents shares of our Class A common stock underlying stock option awards granted to our named executive officers under our 2003 Incentive Plan. For Mr. Commisso, the options subject to each award will vest in three equal installments, beginning on March 30, 2007. For the other named executives, the options subject to each award will vest equally over a four year period, beginning on March 1, 2007.

(4)	This column shows the exercise price for the stock options granted, which was the closing price of our Class A common stock on the grant date.

(5)	This column shows the full grant date fair value of RSUs and stock options under SFAS 123R granted to the named executive officers in 2006. For RSUs, fair value is calculated using the closing price of our Class A common stock on the grant date of $5.83 for Mr. Commisso and $5.66 for the other named executive officers. For stock options, fair value is calculated using the Black-Scholes value on the grant date of $2.76 for Mr. Commisso and $2.79 for the other named executive officers. The fair value shown for stock awards and option awards are determined in accordance with SFAS 123R. For additional information on the valuation assumptions, refer to note 8 of our financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC.

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table provides information on the holdings of option and stock awards by the named executive officers as of December 31, 2006. This table includes unexercised and unvested option awards and unvested RSUs. The vesting schedules for these grants are disclosed in the footnotes to this table. The market value of the stock awards is based on the closing price of our Class A common stock as of December 31, 2006, which was $8.04.

	Option Awards						Stock Awards
	Number of		Number of
	Securities		Securities
	Underlying		Underlying				Number of		Market Value of
	Unexercised		Unexercised				Shares or Units		Share or Units of
	Option		Options		Option Exercise	Options	of Stock That		Stock That Have
Name of Executive	Exercisable		Unexcercisable		Price	Expiration Date	Have Not Vested		Not Vested

Rocco B. Commisso	—		145,000	(1)(4)	$5.83	3/30/12	75,000	(1)(14)	$603,000
	100,000	(1)	200,000	(1)(5)	6.29	3/9/11	—		—
	450,000	(2)	—		8.80	12/30/13	—		—
	987,041	(3)	—		19.00	2/3/10	—		—
Mark E. Stephan	—		30,000	(1)(6)	$5.66	3/1/12	12,000	(1)(15)	$96,480
	7,500	(1)	22,500	(1)(7)	5.42	2/24/11	130,000	(1)(16)	1,045,200
	13,333	(1)	6,667	(1)(8)	8.02	2/25/14	—		—
	30,000	(1)	10,000	(1)(9)	7.58	11/28/13	—		—
	20,000	(1)	—		17.75	2/26/11	—		—
	4,986	(1)	—		19.00	2/3/10	—		—
John G. Pascarelli	—		30,000	(1)(6)	$5.66	3/1/12	12,000	(1)(15)	$96,480
	7,500	(1)	22,500	(1)(7)	5.42	2/24/11	130,000	(1)(16)	1,045,200
	13,333	(1)	6,667	(1)(8)	8.02	2/25/14	—		—
	30,000	(1)	10,000	(1)(9)	7.58	11/28/13	—		—
	15,000	(1)	—		17.75	2/26/11	—		—
	39,595	(1)	—		19.00	2/3/10	—		—
Italia Commisso Weinand	—		20,000	(1)(10)	$5.66	3/1/12	9,000	(1)(17)	$72,360
	5,500	(1)	16,500	(1)(11)	5.42	2/24/11	100,000	(1)(18)	804,000
	10,000	(1)	5,000	(1)(12)	8.02	2/25/14	—		—
	22,500	(1)	7,500	(1)(13)	7.58	11/28/13	—		—
	15,000	(1)	—		17.75	2/26/11	—		—
	20,390	(1)	—		19.00	2/3/10	—		—
Joseph E. Young	—		20,000	(1)(10)	$5.66	3/1/12	9,000	(1)17)	$72,360
	5,500	(1)	16,500	(1)(11)	5.42	2/24/11	100,000	(1)(18)	804,000
	10,000	(1)	5,000	(1)(12)	8.02	2/25/14	—		—
	22,500	(1)	7,500	(1)(13)	7.58	11/28/13	—		—
	40,000	(1)	—		15.20	11/26/11	—		—

(1)	Represents underlying shares of Class A common stock.

(2)	Represents underlying shares of Class B common stock, which were granted to Mr. Commisso pursuant to his employment agreement.

(3)	Represents 38,149 shares of Class A common stock and 948,892 shares of Class B common stock; the shares of Class B common stock were granted to Mr. Commisso as part of our initial public offering in 2000.

(4)	48,333 shares underlying the option vest on each of March 30, 2007, 2008 and 48,334 vest on March 30, 2009.

(5)	100,000 shares underlying the option vest on each of March 9, 2007 and 2008.

(6)	7,500 shares underlying the option vest on each of March 1, 2007, 2008, 2009 and 2010.

(7)	7,500 shares underlying the option vest on each of February 24, 2007, 2008, and 2009.

(8)	6,667 shares underlying the option vest on February 25, 2007.

(9)	10,000 shares underlying the option vest on November 28, 2007.

(10)	5,000 shares underlying the option vest on each of March 1, 2007, 2008, 2009 and 2010.

(11)	5,500 shares underlying the option vest on each of February 24, 2007, 2008 and 2009.

(12)	5,000 shares underlying the option vest on February 25, 2007.

(13)	7,500 shares underlying the option vest on November 28, 2007.

(14)	Represents an award of RSUs with respect to shares of Class A common stock. 25,000 of the shares subject to the award vest on each of March 30, 2007, 2008 and 2009.

(15)	Represents an award of RSUs with respect to shares of Class A common stock. 3,000 of the shares subject to the award vest on each of March 1, 2007, 2008, 2009 and 2010.

(16)	Represents an award of RSUs with respect to shares of Class A common stock. 130,000 of the shares subject to the award vest on February 24, 2009.

(17)	Represents an award of RSUs with respect to shares of Class A common stock. 2,250 of the shares subject to the award vest on each of March 1, 2007, 2008, 2009 and 2010.

(18)	Represents an award of RSUs with respect to shares of Class A common stock. 100,000 of the shares subject to the award vest on February 24, 2009.

Agreements with Our Named Executive Officers

The following is a description of selected terms of the agreements that we have entered into with our named executive officers, as such terms relate to the compensation reported and described in this proxy statement.

Employment Agreement with Mr. Commisso

As of December 28, 2003, we entered into an employment arrangement with Rocco B. Commisso, which provided for an annual base salary of $800,000. In 2006, the Committee approved an increase to his salary to $850,000, effective January 1, 2006. Mr. Commisso is entitled to: (i) participate in all compensation plans, insurance programs, and other benefit plans, which we generally make available to our employees; and (ii) an annual amount of up to $100,000 to cover allowances for, and reimbursements of, perquisites and fringe benefits of his choice. In addition, in the event of his permanent disability or death, Mr. Commisso or his estate will receive a payment of $4,000,000: in the event of his permanent disability, such payment would be payable over two years in equal monthly installments, reduced by any payments made to him under our disability plans or programs.

Employment Agreements with Other Named Executive Officers

Mark E. Stephan, John G. Pascarelli, Italia Commisso Weinand, and Joseph E. Young have entered into employment arrangements setting forth the terms of their at-will employment with us. Each of the employment arrangements provides that if we terminate the employee’s employment without cause, the employee is entitled to a severance payment equal to six months of base salary and precludes the employee from competing with us for a period of three years following termination.

Potential Payments Upon Termination or Change in Control

This section describes the payments and benefits that our named executive officers would have been entitled to had their employment been terminated under the circumstances described below on December 31, 2006.

Cash Payments.  Our annual cash bonus policy provides that employees, including our named executive officers, will receive their annual bonuses if they are employed with us on the date the bonus is paid. Because this section assumes that the termination of employment of our named executive officers occurred on December 31, 2006, the description of potential payments due upon a termination does not include those bonus amounts in respect of 2006.

In the event of his permanent disability or death, Mr. Commisso or his estate will receive a payment of $4 million, subject to the terms and conditions noted above in his employment agreement.

In the event the other named executive officers are terminated without cause, each is entitled to a severance payment equal to six months of base salary, as follows: Mr. Stephan, $147,500; Mr. Pascarelli, $142,500; and Ms. Commisso Weinand and Mr. Young, each $115,000.

Option Awards.  Options become fully vested in the event the named executive officer terminates employment on account of death or disability, or in the event that, within one year following a change in control, the named executive officer other than Mr. Commisso terminates employment at a time when Mr. Commisso is not our chief executive officer and the termination is initiated by the executive for good reason (as described below) or is initiated by us other than for cause. Options for Mr. Commisso become fully vested in the event that, within one year following a change in control, termination is initiated by him for good reason or is initiated by us other than for cause. A change in control occurs if we sell all or substantially all our assets or if any person or group other than Mr. Commisso takes ownership control representing more than 50% of the combined voting power of our securities. The vesting of options is partially accelerated in the event the named executive officer is terminated by us other than for cause or terminates voluntarily for good reason. The number of options with respect to which the vesting is accelerated is the number that would vest on the next regularly scheduled vesting date, prorated for the portion of the period since the most recent prior regularly scheduled vesting date that elapsed prior to the termination (hereinafter called “pro rata”).

Under the option agreements, “good reason” includes a reduction in salary, adverse change in responsibilities or authority, required relocation of more than 40 miles or discontinuance or other change in a bonus, incentive or benefit plan that does or could adversely affect the executive.

RSU Awards.  RSUs become fully vested in the event the named executive officer terminates employment on account of death or disability, or in the event that, within one year following a change in control, the named executive officer other than Mr. Commisso terminates employment at a time when Mr. Commisso is not our chief executive officer and the termination is initiated by the executive for good reason or is initiated by us other than for cause. RSUs for Mr. Commisso become fully vested in the event that, within one year following a change in control, termination is initiated by him for good reason or is initiated by us other than for cause. RSUs vest pro rata in the event the named executive officer is terminated by us other than for cause or terminates voluntarily for good reason.

The definitions of “change in control” and “good reason” are the same under the RSU award agreements as under the option agreements (described above).

The table below shows the intrinsic value as of December 31, 2006, of equity awards for which vesting would have been accelerated as result of termination or change of control. Intrinsic value was based on the closing market price of our Class A common stock, minus, in the case of stock options, the exercise price. On December 31, 2006, the closing share price of our Class A common stock was $8.04.

	Upon Death/Disability/Change		Without Cause or for
	in Control Termination(1)		Good Reason
Name of Executive	Stock Options	RSUs	Stock Options	RSUs

Rocco B. Commisso	$670,450	$603,000	$149,595	$151,989
Mark E. Stephan	135,083	1,141,680	36,338	503,381
John G. Pascarelli	135,083	1,141,680	36,338	503,381
Italia Commisso Weinand	94,380	876,360	25,732	386,829
Joseph E. Young	94,380	876,360	25,732	386,829

(1)	Please see the above Option Awards and RSU Awards for the conditions for accelerated vesting in a change of control termination.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed above, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and the company’s stock price.

Director Compensation for 2006

Each non-employee director receives a $25,000 annual retainer, and the Chairs of the Audit and Compensation Committees receive additional annual retainers of $10,000 and $5,000, respectively. Non-employee directors are reimbursed for travel expenses for meetings attended. Directors who are our employees do not receive any fees for their services as directors.

The table below sets forth specified information regarding the compensation for 2006 of our non-employee directors.

	Fees Earned or	Stock	Option
Name of Director	Paid in Cash(1)	Awards(2)	Awards(3)	Total

Craig S. Mitchell, William S. Morris III,	$25,000	$25,610	$30,216	$80,827
Robert L. Winikoff
Thomas V. Reifenheiser	35,000	25,610	30,216	90,827
Natale S. Ricciardi	30,000	25,610	30,216	85,827

(1)	This column represents all cash retainers earned by our non-employee directors with respect to their service in 2006.

(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of RSUs granted in 2006 as well as prior fiscal years in accordance with SFAS 123R. Fair values were calculated using the Class A common stock closing price on the date of grant and multiplying it by the number of shares subject to the grant. Amounts in this column reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the non-employee directors.

In 2006, each of the non-employee directors received 5,000 RSUs, which had a grant date fair value of $28,400 and vest equally over a two-year period commencing on March 14, 2007. As of December 31, 2006, each of our non-employee directors had 7,500 RSUs with respect to shares of Class A common stock.

(3)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted in 2006 as well as prior fiscal years, in accordance with SFAS 123R. For additional information on the valuation assumptions with respect to the 2006 grants, refer to note 8 of our financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC. For information on the valuation assumptions with respect to grants made prior to 2006, refer to the note on Stockholders’ Equity of our financial statements in the Form 10-K for the respective fiscal year. Amounts in this column reflect the company’s accounting expense for these awards and do not correspond to the actual value that will be recognized by the non-employee directors.

In 2006, each of the non-employee directors received an option grant representing 10,000 shares of Class A common stock, which had a grant date fair value of $25,300 and vest equally over a two-year period commencing on March 14, 2007. As of December 31, 2006, Messrs. Mitchell and Winikoff each had outstanding option awards for 68,000 shares and Messrs. Morris, Ricciardi and Reifenheiser each had outstanding option awards for 58,000 shares. All of these option awards are for Class A common shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy and Procedures with Respect to Related Person Transactions

Our Board of Directors has adopted a written policy with respect to related person transactions that is designed to monitor and ensure the proper review, approval, ratification and disclosure of related person transactions involving our company. Our Board of Directors determined that the Audit Committee is the appropriate committee to review, approve and ratify any transaction in which: (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; (ii) we are a participant; and (iii) any related person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). Our Audit Committee has determined that certain transactions shall be deemed pre-approved by the Committee even if the amount involved will exceed $120,000. Such transactions include: (i) employment of executive officers; (ii) director compensation; and (iii) certain transactions with other companies when the related person has only a specified limited relationship with such other company and the aggregate amount received by that company does not exceed the greater of $200,000 or 5% of that company’s total annual revenues.

Related Person Transactions

Robert L. Winikoff, a member of our Board of Directors, is a partner of the law firm of Sonnenschein Nath & Rosenthal LLP, which serves as our outside general counsel. During 2006, we paid legal fees to Sonnenschein Nath & Rosenthal LLP in the amount of approximately $650,000.

REPORT OF THE AUDIT COMMITTEE

The functions of the Audit Committee (the “Committee”) are focused on three areas:

•	the adequacy of the Company’s internal controls and financial reporting process and the reliability of our financial statements;

•	the appointment, compensation, retention and oversight of the Company’s independent auditors; and

•	our compliance with legal and regulatory requirements.

We operate under a written charter which has been approved by the Board of Directors. The Company has made the Audit Committee charter available on its website at www.mediacomcc.com under the heading “Governance — Corporate Governance Documents” found under “About Us — Investor Relations.”

We meet with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of the Company’s financial reporting. We discuss these matters with the Company’s independent auditors and with appropriate financial personnel. We regularly (including during the course of each meeting of the Committee) meet privately with both the independent auditors and the Company’s financial personnel, each of whom has unrestricted access to us. We also appoint the independent auditors and review their performance and independence from management. In addition, we review the Company’s financing plans.

Management is responsible for the financial reporting process, including the system of internal control, and the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent accountants are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent accountants.

In this context, we held six meetings during 2006. The meetings were designed, among other things, to facilitate and encourage communication among us, management, the internal accountants and the Company’s independent accountants for fiscal year 2006, PricewaterhouseCoopers LLP. We discussed with the independent accountants the overall scope and plans for their audit. We also met with the independent accountants, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls. We reviewed and discussed with the independent accountants the Company’s compliance in establishing and maintaining an adequate internal control structure and procedures for financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

We reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2006 with management and PricewaterhouseCoopers LLP.

We also discussed with the independent accountants matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

The Company’s independent accountants also provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with the independent accountants their independence from the Company. When considering PricewaterhouseCoopers LLP’s independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to PricewaterhouseCoopers LLP for audit and non-audit services.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Committee charter, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2006 be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Thomas V. Reifenheiser (Chairman)
Craig S. Mitchell
Natale S. Ricciardi

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent auditors for the 2007 fiscal year. Although stockholder ratification of the Audit Committee’s action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon such appointment.

A proposal will be presented at the Annual Meeting to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent auditors. A representative of PricewaterhouseCoopers LLP is expected to attend the meeting and will be available to respond to appropriate questions from stockholders.

Fees

Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories are as follows:

	2006	2005

Audit Fees	$1,410,000	$1,734,000
Audit-Related Fees	110,000	160,000
Tax Fees	—	19,000
All Other Fees	—	5,000

	$1,520,000	$1,918,000

Audit fees are principally for services rendered to us in connection with the annual audit of our consolidated financial statements, quarterly reviews of interim financial statements in our Form 10-Q reports and Sarbanes-Oxley Section 404 work. Audit-related fees are for services rendered to us in connection with the audit of our 401(k) plan and due diligence activities.

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by our independent auditor. The policy provides for preapproval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

The Board of Directors recommends a vote FOR the ratification of the appointment of Pricewaterhouse-Coopers LLP.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership of such common stock with the SEC, and to file copies of such reports with us. Based solely upon a review of the copies of such reports filed with us, we believe that during 2006 such reporting persons complied with the filing requirements of said Section 16(a), except that Rocco B. Commisso did not file on a timely basis one Form 4, reflecting two transactions and Charlie Bartolotta did not file on a timely basis two Form 4s, reflecting one transaction each. Such transactions have subsequently been reported.

ANNUAL REPORT

Our 2006 Annual Report is being mailed to stockholders together with this proxy statement. No part of such Annual Report shall be regarded a proxy soliciting material or as a communication by means of which any solicitation is being or is to be made. We will provide without charge to any of our stockholders, upon the written request of any such stockholder, a copy of our annual report on Form 10-K for the year ended December 31, 2006, exclusive of exhibits. Requests for such Form 10-K should be sent to Investor Relations, Mediacom Communications Corporation, 100 Crystal Run Road, Middletown, New York 10941, (845) 695-2642.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote each proxy in accordance with his judgment on such matters.

2008 STOCKHOLDER PROPOSALS

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC. In order for stockholder proposals for the 2007 Annual Meeting of Stockholders to be eligible for inclusion in our proxy statement, our Secretary must receive them at our principal executive offices not later than January 11, 2008.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1. Election of Directors

The nominees for the Board of Directors are:
01 02 03 04 05 06 07	Rocco B. Commisso Craig S. Mitchell William S. Morris III Thomas V. Reifenheiser Natale S. Ricciardi Mark E. Stephan Robert L. Winikoff	FOR All Nominees ☐	WITHHELD From All Nominees ☐

(To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2007.	☐	☐	☐

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Yes, I plan to attend the 2007 Annual Stockholders Meeting	☐

Dated:	, 2007

Signature

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MEDIACOM COMMUNICATIONS CORPORATION
2007 ANNUAL MEETING OF STOCKHOLDERS
This Proxy is Solicited on Behalf of the Board of Directors
     The undersigned hereby appoints Rocco B. Commisso and Mark E. Stephan as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to vote all shares of Class A common stock and Class B common stock of Mediacom Communications Corporation held of record by the undersigned at the 2007 Annual Meeting of Stockholders, to be held at Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, 25th Floor, New York, New York, at 2:00 p.m. local time, on June 12, 2007, or any adjournment or postponement thereof.
     When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no director is given, this proxy will be voted “FOR’’ each of the proposals set forth on the reverse side.
(Continued and to be Completed on Reverse Side)

Address Change/Comments  (Mark the corresponding box on the reverse side)

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